UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): APRIL 19, 2007


                         DEERFIELD TRIARC CAPITAL CORP.
             (Exact name of registrant as specified in its charter)


         MARYLAND                      1-32551              20-2008622
(State or other jurisdiction    (Commission File    (IRS Employer Identification
     of incorporation)               Number)                    No.)


 6250 NORTH RIVER ROAD, ROSEMONT, ILLINOIS                       60018
  (Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (773) 380-1600

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 20, 2007, Deerfield Triarc Capital Corp. ("DFR"), a diversified financial company that is externally managed by a subsidiary of Deerfield & Company LLC ("Deerfield"), announced that it has entered into a definitive agreement to acquire Deerfield from Triarc Companies, Inc. ("Triarc"), which owns a controlling interest in Deerfield, and Deerfield's other members.

The definitive agreement, the Agreement and Plan of Merger, dated as of April 19, 2007 (the "Merger Agreement"), has been entered into by and among DFR, DFR Merger Company, LLC, a wholly-owned subsdiary of DFR ("Buyer Sub"), Deerfield, and Triarc as the sellers' representative. Simultaneously with the execution of the Merger Agreement, DFR also entered into a Registration Rights Agreement, dated as of April 19, 2007 (the "Registration Rights Agreement"), with Triarc Deerfield Holdings, LLC (a subsidiary of Triarc) and Triarc as the sellers' representative.

Set forth below are brief descriptions of the material terms and conditions of each of the Merger Agreement and the Registration Rights Agreement. These descriptions do not purport to be complete and are qualified in their entirety by the Merger Agreement, which is attached hereto as Exhibit 2.1, and the Registration Rights Agreement, which is attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

MERGER AGREEMENT

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the contemplated effective time, Buyer Sub will be merged with and into Deerfield, the result of which will be that Deerfield will become an indirect wholly-owned subsidiary of DFR (the "Merger").

The aggregate consideration to be paid by DFR in connection with the Merger is approximately $290 million, consisting of $145 million in cash and approximately
9.6 million shares of DFR common stock (which had a value of approximately $145 million based on the average of the closing price of DFR common stock on the New York Stock Exchange over the 10 trading days prior to and including April 18,
2007), subject to various adjustments, including the deduction of an amount equal to the principal amount of debt outstanding of Deerfield (together with all accrued and unpaid interest).

The Merger Agreement also permits Deerfield, prior to the effective time of the Merger, to distribute to its members up to approximately $6.0 million of cash (plus amounts for taxes relating to pre-closing periods), and requires Deerfield to distribute to its members, prior to the effective time of the Merger, approximately 309,000 shares of DFR common stock currently owned by Deerfield.

Approximately 2.5 million shares of the DFR common stock being issued pursuant to the Merger Agreement will be deposited into an escrow account (the "Escrow Fund") and will be available to satisfy the post-closing indemnification and other payment obligations of the pre-closing members of Deerfield. Subject to


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certain limitations (including caps and baskets) and qualifications, the Merger
Agreement contains customary indemnification provisions for the benefit of DFR as well as the pre-closing members of Deerfield. Barring no outstanding indemnification claims, the Escrow Fund will terminate one year from the closing date of the Merger, and any remaining shares of DFR common stock and other assets in the Escrow Fund will be released to the pre-closing members of Deerfield, including Triarc.

DFR and Buyer Sub, on the one hand, and Deerfield and Triarc (as the sellers' representative), on the other hand, have made customary representations, warranties, covenants and agreements to each other in the Merger Agreement. The completion of the Merger is subject to the satisfaction or waiver of conditions customary to transactions of this type including, among others:

      o the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

      o the approval of the issuance of shares of DFR common stock in the Merger by DFR's stockholders representing (1) a majority of the votes cast at a meeting to approve such matter and (2) a majority of the votes cast by stockholders not affiliated with Deerfield;

      o DFR having obtained debt financing for the aggregate cash consideration payable in the Merger and related fees and expenses;

      o Deerfield having obtained consents from the requisite number of its clients with respect to the Merger;

      o the resale registration statement contemplated by the Registration Rights Agreement having been declared effective by the SEC;

      o DFR having furnished to Deerfield the requisite REIT qualification opinion; and

      o the satisfaction by Triarc of certain put rights held by certain Deerfield members should they be exercised.

The closing of the Merger is expected to occur in the third quarter of 2007. When the transaction closes, DFR will discontinue the use of "Triarc" in its name.

The Merger Agreement also contains certain customary termination rights for both DFR and Deerfield, including the right of either party to terminate the Merger Agreement if the closing of the Merger has not occurred by October 19, 2007. In addition, Deerfield has the right to terminate if DFR has not obtained a debt financing commitment reasonably satisfactory to the DFR and Triarc by May 19, 2007, and both DFR and Deerfield have the right to terminate if DFR has not obtained a debt financing commitment reasonably satisfactory to DFR and Triarc by June 19, 2007.


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REGISTRATION RIGHTS AGREEMENT

The Registration Rights Agreement, which was entered into by the DFR, Triarc Deerfield Holdings, LLC and Triarc, as the sellers' representative (but may be subsequently entered into by any and all of the other members of Deerfield), provides, among other things, that DFR must file, no later than 30 days after entering into the Registration Rights Agreement, a registration statement to permit resales of the shares of DFR common stock being issued pursuant to the Merger Agreement. DFR must use commercially reasonable efforts to keep the registration statement continuously effective (subject to specified limitations) for a period of two years or until such shares of DFR common stock cease to be registrable securities under the Registration Rights Agreement. In addition, the Registration Rights Agreement grants additional "demand" and "piggyback" registration rights to holders of shares of DFR common stock issued in connection with the Merger that continue to be registrable securities under the Registration Rights Agreement after the resale registration statement described above is no longer required to be kept effective.

IMPORTANT INFORMATION

In connection with the proposed Merger, DFR will file a proxy statement with the Securities and Exchange Commission (SEC). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SEC CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to DFR's stockholders. In addition, stockholders will be able to obtain the proxy statement and all other relevant documents filed by DFR with the SEC free of charge at the SEC's Web site www.sec.gov or from Deerfield Triarc Capital Corp.,
Attn: Investor Relations, One O'Hare Center, 9th Floor, 6250 North River Road, Rosemont, Illinois 60018.USA, 773-380-1600

DFR's directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of DFR in favor of the proposed Merger.

Information about DFR and its directors and executive officers, and their ownership of DFR's securities, will be set forth in the aforementioned proxy statement. Additional information regarding the interests of those persons may be obtained by reading the proxy statement related to the Merger when it becomes available.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits


            2.1 Agreement and Plan of Merger, dated as of April 19, 2007, by and among Deerfield Triarc Capital Corp., DFR




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                        Merger Company, LLC, Deerfield & Company LLC and, solely
                        for the purposes set forth therein, Triarc Companies, Inc. (in such capacity, the Sellers' Representative).

            10.1 Registration Rights Agreement, dated as of April 19, 2007, among Deerfield Triarc Capital Corp., the parties identified as Stockholders on the signature pages thereto and the other persons who may become parties thereto from time to time in accordance therewith and Triarc Companies, Inc., as the Sellers' Representative.

















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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 24, 2007
                               DEERFIELD TRIARC CAPITAL CORP.


                               By:/s/  Richard G. Smith
                                  ------------------------------
                                  Name:  Richard G. Smith
                                  Title: Senior Vice President, Chief Financial
                                         Officer






















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                                  EXHIBIT INDEX



Exhibit No.                            Description
-----------                            -----------

  2.1 Agreement and Plan of Merger, dated as of April 19, 2007, by and among Deerfield Triarc Capital Corp., DFR Merger Company, LLC, Deerfield & Company LLC and, solely for the purposes set forth therein, Triarc Companies, Inc. (in such capacity, the Sellers' Representative).

  10.1 Registration Rights Agreement, dated as of April 19, 2007, among Deerfield Triarc Capital Corp., the parties identified as Stockholders on the signature pages thereto and the other persons who may become parties thereto from time to time in accordance therewith and Triarc Companies, Inc., as the Sellers'
            Representative.

















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